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                        [LETTERHEAD OF LATHAM & WATKINS]



                                  March 6, 2001



                  Re: Registration Statement No. 333-________; $200,000,000 Aggregate Principal
                           Amount of Senior Secured Notes

Ladies and Gentlemen:

                  In connection with the registration of $200,000,000 [___]% Senior Secured Notes due 2011 (the "Securities") by MidAmerican Funding, LLC, an Iowa limited liability company (the "Registrant"), under the Securities Act of 1933, as amended, on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on March __, 2001 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

                  In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Registrant in connection with the authorization and issuance of the Securities, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

                  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Registrant and others.


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MidAmerican Funding, LLC
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                  We are opining herein as to the effect on the subject
transaction only of the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

                  Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

                  When the Securities have been duly executed, authenticated and delivered by or on behalf of the Registrant against payment therefor in accordance with the terms of the Indenture, dated as of March 11, 1999, as supplemented by the First Supplemental Indenture dated as of March 11, 1999 and the Second Supplemental Indenture dated as of March __, 2001 (the "Indenture"), between the Registrant and The Bank of New York, as trustee (the "Trustee"), the Securities will constitute legally valid and binding obligations of the Registrant, enforceable against the Registrant in accordance with their terms.

                  The opinions rendered in the preceding paragraph relating to the enforceability of the Securities are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought.

                  We have not been requested to express, and with your knowledge and consent do not render, any opinion as to the applicability to the obligations of the Registrant under the Indenture and the Securities of Sections 547 and 548 of the United States Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor and Creditor
Law) relating to preferences and fraudulent transfers and obligations.

                  To the extent that the obligations of the Registrant under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that: (i) each of the Registrant and the Trustee (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has the requisite organizational and legal power and authority to perform its obligations under the Indenture and the Securities, (c) is duly qualified to engage in the activities contemplated by the Indenture and (d) has duly authorized, executed and delivered the Indenture; (ii) the Securities have been duly authorized by all necessary limited liability company action of the Registrant; (iii) the Indenture is the legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; and (iv) the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations. We have also assumed, with your

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MidAmerican Funding, LLC
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consent, that the choice of law provisions in the Indenture would be enforced by any court in which enforcement thereof might be sought.

                  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" in the Prospectus contained in the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Latham & Watkins